Exhibit 10.3

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”), dated as of February 3, 2014, by and among AXALTA COATING SYSTEMS DUTCH HOLDING B B.V. (f/k/a Flash Dutch 2 B.V.), a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized and established under the laws of the Netherlands, having its corporate seat in Amsterdam, the Netherlands, registered with the Trade Register of the Netherlands under number 55948308 (the “Dutch Borrower”), and AXALTA COATING SYSTEMS U.S. HOLDINGS, INC. (f/k/a U.S. Coatings Acquisition Inc.), a corporation organized under the laws of Delaware (the “U.S. Borrower” and together with the Dutch Borrower, collectively, the “Borrowers”), AXALTA COATING SYSTEMS U.S., INC. (f/k/a Coatings Co. U.S. Inc.), a corporation organized under the laws of Delaware (“U.S. Holdings”), AXALTA COATING SYSTEMS DUTCH HOLDING A B.V. (f/k/a Flash Dutch 1 B.V.), a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized and established under the laws of the Netherlands, having its corporate seat in Amsterdam, the Netherlands, registered with the Trade Register of the Netherlands under number 55947107 (“Holdings”), and BARCLAYS BANK PLC, as administrative agent (in such capacity, the “Administrative Agent”), as collateral agent (in such capacity, the “Collateral Agent”), and as designated 2014 Specified Refinancing Term Lender (in such capacity, the “Designated 2014 Specified Refinancing Term Lender”). Unless otherwise indicated, all capitalized terms used herein but not otherwise defined shall have the respective meanings provided to such terms in the Credit Agreement referred to below (as amended by this Second Amendment).

W I T N E S S E T H:

WHEREAS, the Borrowers, U.S. Holdings, Holdings, the Lenders from time to time party thereto (the “Lenders”), the Administrative Agent and the Collateral Agent are parties to a Credit Agreement, dated as of February 1, 2013, as amended by that certain Amendment No. 1 to the Credit Agreement dated as of May 24, 2013 (the “Credit Agreement”);

WHEREAS, on the date hereof (but prior to giving effect to this Second Amendment), there are outstanding Initial Term B Loans under the Credit Agreement (for purposes of this Second Amendment, herein called the “Refinanced Term B Loans”) in an aggregate principal amount of $2,282,750,000;

WHEREAS, on the date hereof (but prior to giving effect to this Second Amendment), there are outstanding Initial Euro Term Loans under the Credit Agreement (for purposes of this Second Amendment, herein called the “Refinanced Euro Term Loans” and, together with the Refinanced Term B Loans, the “Refinanced Term Loans”) in an aggregate principal amount of €397,000,000;

WHEREAS, in accordance with the provisions of Section 2.20 of the Credit Agreement, the Borrowers, U.S. Holdings, Holdings, the Administrative Agent and the Designated 2014 Specified Refinancing Term Lender and the other 2014 Specified Refinancing Term Lenders wish to amend the Credit Agreement to provide for the refinancing in full of all of the outstanding Refinanced Term Loans with the 2014 Specified Refinancing Term Loans on the terms and subject to the conditions set forth herein;

WHEREAS, the Loan Parties and Required Lenders wish to make certain other amendments set forth in (a) Sections 2(a) through (c) below pursuant to amendments authorized by Section 10.01 of the Credit Agreement and (b) Section 2(b) below pursuant to amendments authorized by Section 18 of the Security Agreement; and

WHEREAS, pursuant to that certain engagement letter, dated as of January 9, 2014 between the Borrowers and Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc., Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc., UBS Securities LLC, Jefferies Finance LLC and Sumitomo Mitsui Banking Corporation (each a “Lead Arranger” and a “Joint Bookrunner”), each Lead Arranger and Joint Bookrunner has agreed to act as a joint lead arranger and a joint bookrunner with respect to this Second Amendment and the 2014 Specified Refinancing Term Loans provided for hereunder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

SECTION 1. Refinancing Amendments to Credit Agreement.

(a) (i) Subject to the satisfaction of the conditions set forth in Section 3 hereof, (x) each Lender with a 2014 Specified Refinancing Term B Loan Commitment referred to below (together with the Designated 2014 Specified Refinancing Term Lender, the “2014 Specified Refinancing Term B Lenders”) hereby agrees to make 2014 Specified Refinancing Term B Loans to the Borrowers (on a joint and several basis) on the Second Amendment Effective Date (as defined below) in the aggregate principal amount of $2,282,750,000 to refinance all outstanding Refinanced Term B Loans and (y) each Lender with a 2014 Specified Refinancing Euro Term Loan Commitment referred to below (together with the Designated 2014 Specified Refinancing Term Lender, the “2014 Specified Refinancing Euro Term Lenders” and, together with the 2014 Specified Refinancing Term B Lenders, the “2014 Specified Refinancing Term Lenders”) hereby agrees to make 2014 Specified Refinancing Euro Term Loans to the Borrowers (on a joint and several basis) on the Second Amendment Effective Date in the aggregate principal amount of €397,000,000 to refinance all outstanding Refinanced Euro Term Loans, in each case, in accordance with the relevant requirements of the Credit Agreement and this Second Amendment.

It is understood and agreed that the 2014 Specified Refinancing Term Loans being made pursuant to this Second Amendment shall constitute “Specified Refinancing Term Loans” as defined in the Credit Agreement and pursuant to Section 2.20 of the Credit Agreement. Except as expressly provided in this Second Amendment (including as to Applicable Rate and call protection) and the Credit Agreement (as modified hereby), (x) the 2014 Specified Refinancing Term B Loans shall be on terms identical to the Refinanced Term B Loans (including as to maturity, Guarantors, Collateral (and ranking) and payment priority) and (y) the 2014 Specified Refinancing Euro Term Loans shall be on terms identical to the Refinanced Euro Term Loans (including as to maturity, Guarantors, Collateral (and ranking) and payment priority).

(ii) On the Second Amendment Effective Date, all then outstanding Refinanced Term Loans shall be refinanced in full as follows:

(x) the outstanding aggregate principal amount of Refinanced Term Loans of each Lender which is an existing Lender under the Credit Agreement with respect to Refinanced Term Loans prior to giving effect to this Second Amendment (each, an “Existing Lender”) shall either (A) be repaid in full in cash or (B) be converted into a 2014 Specified Refinancing Term B Loan or a 2014 Specified Refinancing Euro Term Loan, as applicable, as set forth in Section 1(a)(iii) below;

(y) (1) the Designated 2014 Specified Refinancing Lender and (2) each Existing Lender with a 2014 Specified Refinancing Term B Loan Commitment, agrees to make to the Borrowers a new Term Loan (each, a “2014 Specified Refinancing Term B Loan” and, collectively, the “2014 Specified Refinancing Term B Loans”) in a principal amount equal to the Designated 2014 Specified Refinancing Lender’s 2014 Specified Refinancing Term B Loan Commitment or such Existing Lender’s 2014 Specified Refinancing Term B Loan Commitment, as the case may be, on the Second Amendment Effective Date; and

(z) (1) the Designated 2014 Specified Refinancing Lender and (2) each Existing Lender with a 2014 Specified Refinancing Euro Term Loan Commitment, agrees to make to the Borrowers a new Term Loan (each, a “2014 Specified Refinancing Euro Term Loan” and, collectively, the “2014 Specified Refinancing Euro Term Loans” and, together with the 2014 Specified Refinancing Term B Loans, the “2014 Specified Refinancing Term Loans”) in a principal amount equal to the Designated 2014 Specified Refinancing Lender’s 2014 Specified Refinancing Euro Term Loan Commitment or such Existing Lender’s 2014 Specified Refinancing Euro Term Loan Commitment, as the case may be, on the Second Amendment Effective Date

(iii) Each Existing Lender that executes and delivers a consent substantially in the form of Exhibit A hereto (a “Consent”) prior to 12:00 pm (New York time) on January 16, 2014 hereby agrees to convert all (or such lesser amount allocated to it by the Arrangers) (such amount to be deemed such Lender’s “2014 Specified Refinancing Term B Loan Commitment” or “2014 Specified Refinancing Euro Term Loan Commitment” as the case may be, and each such commitment, a “2014 Specified Refinancing Term Loan Commitment”) of its Refinanced Term B Loans or Refinanced Euro Term Loans, as applicable, into a 2014 Specified Refinancing Term B Loan or a 2014 Specified Refinancing Euro Term Loan, as applicable, upon effectiveness of this Amendment and thereafter become a 2014 Specified Refinancing Term B Lender or 2014 Specified Refinancing Euro Term Lender, as applicable. Any Refinanced Term Loans that have not been converted into a 2014 Specified Refinancing Term B Loan or a 2014 Specified Refinancing Euro Term Loan, as applicable, are herein called “Non-Converted Term Loans.”

(iv) The Designated 2014 Specified Refinancing Term Lender shall make 2014 Specified Refinancing Term B Loans and 2014 Specified Refinancing Euro Term Loans, as applicable, to the Borrowers in an amount equal to the aggregate principal amount of Non-Converted Term Loans, which shall be the amount of the Designated 2014 Specified Refinancing Term Lender’s 2014 Specified Refinancing Term Loan Commitment, the proceeds of which will be used by the Borrowers to repay in full the outstanding principal amount of Non-Converted Term Loans.

(v) On the Second Amendment Effective Date, the Borrowers shall pay in cash all interest accrued on the Refinanced Term Loans through the Second Amendment Effective Date. Each 2014 Specified Refinancing Term Lender with a 2014 Specified Refinancing Term Loan Commitment hereby agrees, by execution of its Consent with respect to any 2014 Specified Refinancing Term Loans, to waive any entitlement to any breakage loss or expenses due under Section 3.05 of the Credit Agreement with respect to the repayment of its Refinanced Term Loans it holds as an Existing Lender which have been replaced with 2014 Specified Refinancing Term Loans.

(vi) Promptly following the Second Amendment Effective Date, all Notes, if any, evidencing the applicable Refinanced Term Loans shall be cancelled, and any 2014 Specified Refinancing Term Lender may request that its 2014 Specified Refinancing Term Loans be evidenced by a Note pursuant to Section 2.11(a) of the Credit Agreement.

(vii) Notwithstanding anything to the contrary contained in the Credit Agreement, all proceeds of the 2014 Specified Refinancing Term Loans will be used solely to repay outstanding Refinanced Term Loans and any accrued interest described in clause (v) above, fees, expenses and prepayment premiums, in each case, on the Second Amendment Effective Date.

(viii) On the Second Amendment Effective Date (after giving effect to this Second Amendment), the aggregate Outstanding Amount of (x) the Initial Term B Loans shall be $0 and the aggregate Outstanding Amount of the 2014 Specified Refinancing Term B Loans shall be $2,282,750,000 and (y) the Initial Euro Term Loans shall be €0 and the aggregate Outstanding Amount of the 2014 Specified Refinancing Euro Term Loans shall be €397,000,000.

(b) Subject to the satisfaction (or waiver) of the conditions set forth in Section 2 hereof, upon the making of the 2014 Specified Refinancing Term Loans, the Credit Agreement is hereby amended as follows:

(i) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

“2014 Specified Refinancing Euro Term Lender” has the meaning specified in the Second Amendment.

“2014 Specified Refinancing Euro Term Loan” has the meaning specified in the Second Amendment.

“2014 Specified Refinancing Euro Term Loan Commitment” has the meaning specified in the Second Amendment.

“2014 Specified Refinancing Term B Lender” has the meaning specified in the Second Amendment.

“2014 Specified Refinancing Term B Loan” has the meaning specified in the Second Amendment.

“2014 Specified Refinancing Term B Loan Commitment” has the meaning specified in the Second Amendment.

“2014 Specified Refinancing Term Lender” has the meaning specified in the Second Amendment.

“2014 Specified Refinancing Term Loan” has the meaning specified in the Second Amendment.

“2014 Specified Refinancing Term Loan Commitment” has the meaning specified in the Second Amendment.

“2014 Specified Refinancing Term Loan Maturity Date” means, with respect to the 2014 Specified Refinancing Term Loans, the earliest of (i) February 1, 2020, and (ii) the date that the 2014 Specified Refinancing Term Loans are declared due and payable pursuant to Section 8.02.

“Second Amendment” shall mean the Second Amendment, dated as of the Second Amendment Effective Date, to this Agreement by and among the Borrowers, U.S. Holdings, Holdings, the Administrative Agent, the Collateral Agent and the lenders party thereto.

“Second Amendment Effective Date” means February 3, 2014.

(ii) Clause (a) of the definition of “Adjusted Eurocurrency Rate” appearing in Section 1.01 of the Credit Agreement is hereby amended by amending and restating it in its entirety as follows:

“(a) with respect to any Eurocurrency Rate Borrowing denominated in Dollars, the greater of (i) the Eurocurrency Rate based on clause (a) of the definition of “Eurocurrency Rate” with respect to Dollars for such Interest Period, multiplied by the Statutory Reserve Rate, (ii) solely with respect to Initial Term Loans, 1.25% per annum, and (iii) solely with respect to 2014 Specified Refinancing Term Loans, 1.00% per annum,”.

(iii) Clause (a) of the definition of “Applicable Rate” appearing in Section 1.01 of the Credit Agreement is hereby amended by amending and restating it in its entirety as follows:

“(a) (i) with respect to the Initial Term B Loans, 3.50% per annum for Eurocurrency Rate Loans and 2.50% per annum for Base Rate Loans and (ii) with respect to the 2014 Specified Refinancing Term B Loans, (x) from the Second Amendment Effective Date until the first Business Day that immediately follows the date on which a Compliance Certificate is delivered pursuant to Section 6.02(b) in respect of the first fiscal quarter ending after the Second Amendment Effective Date, 3.00% per annum for Eurocurrency Rate Loans, and 2.00% per annum for Base Rate Loans, and (y) thereafter, for any day the applicable percentage per annum set forth below, as determined by reference to the Total Net Leverage Ratio, as set forth in the then most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b) prior to such day:

Applicable Rate
Pricing Level	Total Net Leverage Ratio	Eurocurrency Rate Loans	Base Rate Loans
1	≤4.50:1.00	2.75%	1.75%
2	>4.50:1.00	3.00%	2.00%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that “Pricing Level 2” shall apply without regard to the Total Net Leverage Ratio (x) at any time after the date on which any annual or quarterly financial statement was required to have been delivered pursuant to Section 6.01(a) or Section 6.01(b) but was not delivered (or the Compliance Certificate related to such financial statements was required to have been delivered pursuant to Section 6.02(b) but was not delivered), commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the date on which such financial statements (or, if later, the Compliance Certificate related to such financial statements) are delivered, or (y) at all times if an Event of Default shall have occurred and be continuing; and”

(iv) Clause (b) of the definition of “Applicable Rate” appearing in Section 1.01 of the Credit Agreement is hereby amended by amending and restating it in its entirety as follows:

“(b) (i) with respect to the Initial Euro Term Loans, 4.00% per annum for Eurocurrency Rate Loans and (ii) with respect to the 2014 Specified Refinancing Euro Term Loans, (x) from the Second Amendment Effective Date until the first Business Day that immediately follows the date on which a Compliance Certificate is delivered pursuant to Section 6.02(b) in respect of the first fiscal quarter ending after the Second Amendment Effective Date, 3.25% per annum for Eurocurrency Rate Loans and (y) thereafter, for any day the applicable percentage per annum set forth below, as determined by reference to the Total Net Leverage Ratio, as set forth in the then most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b) prior to such day:

Applicable Rate
Pricing Level	Total Net Leverage Ratio	Eurocurrency Rate Loans
1	≤4.50:1.00	3.00%
2	>4.50:1.00	3.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that “Pricing Level 2” shall apply without regard to the Total Net Leverage Ratio (x) at any time after the date on which any annual or quarterly financial statement was required to have been delivered pursuant to Section 6.01(a) or Section 6.01(b) but was not delivered (or the Compliance Certificate related to such financial statements was required to have been delivered pursuant to Section 6.02(b) but was not delivered), commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the date on which such financial statements (or, if later, the Compliance Certificate related to such financial statements) are delivered, or (y) at all times if an Event of Default shall have occurred and be continuing; and”

(v) Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Base Rate” in its entirety as follows:

““Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate on such day plus 1/2 of 1%, (b) the Prime Lending Rate on such day, (c) the Adjusted Eurocurrency Rate for Loans denominated in Dollars published on such day (or if such day is not a Business Day the next previous Business Day) for an Interest Period of one month plus 1%, (d) solely with respect to Initial Term B Loans, 2.25% per annum and (e) solely with respect to 2014 Specified Refinancing Term B Loans, 2.00% per annum.”

(v) Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Maturity Date” in its entirety as follows:

““Maturity Date” means: (a) with respect to the Revolving Credit Facility, the earlier of (i) February 1, 2018 and (ii) the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Commitments and the Swing Line Loans pursuant to Section 2.06(a) or 8.02 and (b) with respect to the 2014 Specified Refinancing Term Loans, the 2014 Specified Refinancing Term Loan Maturity Date; provided that the reference to Maturity Date with respect to (i) Term Loans and Revolving Credit Commitments that are the subject of a loan modification offer pursuant to Section 10.01 and (ii) Term Loans and Revolving Credit Commitments that are incurred pursuant to Sections 2.14 or 2.20 shall, in each case, be the final maturity date as specified in the loan modification documentation, incremental documentation, or specified refinancing documentation, as applicable thereto.”

(vi) The last sentence of the definition of “Pro Rata Share” in Section 1.01 of the Credit Agreement is hereby amended by inserting the text “as of the Closing Date” immediately after the text “The initial Pro Rata Share of each Lender” therein.

(vii) Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Repricing Event” in its entirety as follows:

““Repricing Event” means (i) any prepayment or repayment of the 2014 Specified Refinancing Term Loans, in whole or in part, with the proceeds of, or conversion of any portion of the 2014 Specified Refinancing Term Loans into, any new or replacement tranche of term loans bearing interest with an “effective yield” (taking into account, for example, upfront fees, interest rate spreads, interest rate benchmark floors and original issue discount, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such new or replacement loans) less than the “effective yield” applicable to such portion of the 2014 Specified Refinancing Term Loans (as such comparative yields are determined in the reasonable judgment of the Administrative Agent consistent with generally accepted financial practices) but excluding any new or replacement loans incurred in connection with a change of control and (ii) any amendment to the Facility with respect to the 2014 Specified Refinancing Term Loans which reduces the “effective yield” applicable to the 2014 Specified Refinancing Term Loans.”

(viii) Section 2.01 of the Credit Agreement is hereby amended by inserting the following clauses (f) and (g) at the end of said Section:

“(f) On the Second Amendment Effective Date, each 2014 Specified Refinancing Term B Lender with a 2014 Specified Refinancing Term B Loan Commitment severally agrees to make to the Borrowers a 2014 Specified Refinancing Term B Loan denominated in Dollars in a principal amount equal to such 2014 Specified Refinancing Term B Lender’s 2014 Specified Refinancing Term B Loan Commitment in accordance with the terms and conditions of the Second Amendment, which may, in the case of an Existing Lender (as defined in the Second Amendment) be accomplished through the conversion of its Refinanced Term Loans pursuant to the terms of the Second Amendment. Amounts borrowed under this Section 2.01(f) and subsequently repaid or prepaid may not be reborrowed. 2014 Specified Refinancing Term B Loans may be Base Rate Loans or Eurocurrency Rate Loans as further provided herein.”

“(g) On the Second Amendment Effective Date, each 2014 Specified Refinancing Euro Term Lender with a 2014 Specified Refinancing Euro Term Loan Commitment severally agrees to make to the Borrowers a 2014 Specified Refinancing Euro Term Loan denominated in Euros in a principal amount equal to such 2014 Specified Refinancing Euro Term Lender’s 2014 Specified Refinancing Euro Term Loan Commitment in accordance with the terms and conditions of the Second Amendment, which may, in the case of an Existing Lender (as defined in the Second Amendment) be accomplished through the conversion of its Refinanced Term Loans pursuant to the terms of the Second Amendment. Amounts borrowed under this Section 2.01(g) and subsequently repaid or prepaid may not be reborrowed. 2014 Specified Refinancing Euro Term Loans shall be Eurocurrency Rate Loans as further provided herein.”

(ix) Section 2.05(a)(iv) of the Credit Agreement is hereby amended by amending and restating it in its entirety as follows:

“(iv) If any applicable Borrower, in connection with, or resulting in, any Repricing Event (A) makes a voluntary prepayment of any 2014 Specified Refinancing Term Loans pursuant to Section 2.05(a), (B) makes a repayment of any 2014 Specified Refinancing Term Loans pursuant to Section 2.05(b)(iii) or (C) effects any amendment with respect to the 2014 Specified Refinancing Term Loans, in each case, on or prior to the six month anniversary of the Second Amendment Effective Date, the applicable Borrower(s) shall pay to the Administrative Agent, for the ratable account of the applicable Term Lenders (x) with respect to clauses (A) and (B), a prepayment premium in an amount equal to 1.00% of the principal amount of 2014 Specified Refinancing Term Loans prepaid or repaid and (y) with respect to clause (C), a prepayment premium in an amount equal to 1.00% of the principal amount of the affected 2014 Specified Refinancing Term Loans held by the Term Lenders consenting to such amendment.”

(x) Section 2.05(c) of the Credit Agreement is hereby amended by replacing the text “Initial Term Loans” appearing therein with the text “2014 Specified Refinancing Term Loans”.

(xi) Section 2.07(a) of the Credit Agreement is hereby amended by amending and restating it in its entirety as follows:

“(a) 2014 Specified Refinancing Term Loans. The Borrowers shall repay to the Administrative Agent (i) for the ratable account of the 2014 Specified Refinancing Term B Lenders holding 2014 Specified Refinancing Term B Loans the aggregate principal amount of all 2014 Specified Refinancing Term B Loans outstanding and (ii) for the ratable account of the 2014 Specified Refinancing Euro Term Lenders holding 2014 Specified Refinancing Euro Term Loans the aggregate principal amount of all 2014 Specified Refinancing Euro Term Loans outstanding, in each case, in consecutive quarterly installments as follows (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.05 and 2.06, or be increased as a result of any increase in the amount of 2014 Specified Refinancing Term Loans or 2014 Specified Refinancing Euro Term Loans, as applicable, pursuant to Section 2.14 (such increased amortization payments to be calculated in the same manner (and on the same basis) as the schedule set forth below for the 2014 Specified Refinancing Term Loans or 2014 Specified Refinancing Euro Term Loans, as applicable, made as of the Second Amendment Effective Date)):

Date	Amount
Each March 31, June 30, September 30 and December 31 ending prior to the Maturity Date, starting with June 30, 2014	an amount equal to 0.25% of the aggregate principal amount of the Initial Term B Loans and Initial Euro Term Loans as of the Closing Date.

Maturity Date for the Term Facilities	all unpaid aggregate principal amounts of any outstanding 2014 Specified Refinancing Term Loans or 2014 Specified Refinancing Euro Term Loans, as applicable provided, however, that the final principal repayment installment of the 2014 Specified Refinancing Term Loans or 2014 Specified Refinancing Euro Term Loans, as applicable, shall be repaid on the Maturity Date, and in any event shall be in an amount equal to the aggregate principal amount of all 2014 Specified Refinancing Term Loans or 2014 Specified Refinancing Euro Term Loans, as applicable, outstanding on such date.”

(xii) Section 2.14(f)(iii) of the Credit Agreement is hereby amended by amending and restating it in its entirety as follows:

“(iii) the all-in yield (whether in the form of interest rate margins, original issue discount, upfront fees, or Eurocurrency Rate or Base Rate floors (but not arrangement or underwriting fees paid to arrangers for their own account) and equating original issue discount and upfront fees to interest rate for purposes of this calculation, assuming a four-year life to maturity) applicable to such New Term Facility shall be determined by the Borrowers and the Lenders providing such New Term Facility and shall not be more than 50 basis points higher than the corresponding all-in yield (giving effect to interest rate margins, original issue discount, upfront fees and Eurocurrency Rate and Base Rate floors, in the case of original issue discount and upfront fees calculated as provided in the preceding parenthetical) for any corresponding Term Loan Tranche, incurred on the Second Amendment Effective Date, unless the all-in yield with respect to each applicable Term Loan Tranche is increased to the amount necessary so that the difference between the all-in yield with respect to such New Term Facility and the corresponding all-in yield on such applicable Term Loan Tranche is equal to 50 basis points.”

(xiii) The first sentence of Section 5.07 of the Credit Agreement is hereby amended by amending and restating it in its entirety as follows:

“Use of Proceeds. The Borrowers (a) will only use the proceeds of the Initial Term Loans to finance a portion of the Transaction (including paying any fees, commissions and expenses associated therewith); (b) will only use the proceeds of the Revolving Credit Loans incurred on the Closing Date to finance any upfront fees or original issue discount required to be funded on the Closing Date with respect to the Facilities; (c) will use the proceeds of all other Borrowings (except as set forth below in clause (d)) to finance the working capital needs of the Borrowers and the Restricted Subsidiaries and for general corporate purposes of the Borrowers and the Restricted Subsidiaries (including Permitted Acquisitions and other Investments permitted hereunder); and (d) will use the proceeds of the 2014 Specified Refinancing Term Loans incurred on the Second Amendment Effective Date to repay and/or replace all Initial Term B Loans and Initial Euro Term Loans, as applicable, outstanding prior to the Second Amendment Effective Date and pay any accrued interest, fees, expenses and prepayment premiums related thereto.”

SECTION 2. Other Amendments. Effective as of the Second Amendment Effective Date, the Required Lenders after giving effect to the refinancing of the Refinanced Term Loans with the proceeds of 2014 Specified Refinancing Term Loans, hereby agree as follows:

(a) Section 6.02(g) of the Credit Agreement is hereby amended by amending and restating it in its entirety as follows:

“(g) together with the delivery of each Compliance Certificate pursuant to Section 6.02(b) in connection with the financial statements referred to in Section 6.01(a), a report supplementing Schedules 5.08(b), 5.12 and 5.16 hereto, to the extent necessary so that the related representation and warranty would be true and correct if made as of the date of such Compliance Certificate; and”

(b) Section 7.01(mm) of the Credit Agreement is hereby amended by amending and restating it in its entirety as follows:

“(mm) In respect of personal property (as defined under the Australian PPSA), Liens provided for by one of the following transactions provided the transaction does not secure payment or performance of an obligation: (i) a transfer of an Account or Chattel Paper (as those terms are defined in the Australian PPSA) in respect of which a Borrower or a Restricted Subsidiary is the transferor; or (ii) a bailment of goods that is a PPS Lease (as defined in the Australian PPSA) in respect of which a Borrower or a Restricted Subsidiary is the bailee.”

(c) Paragraphs 5 and 6 in Exhibit D (Form of Compliance Certificate) attached to the Credit Agreement are hereby amended by amending and restating them in their entirety as follows:

“5. If this Certificate is being delivered in connection with financial statements referred to in Section 6.01(a) of the Credit Agreement, attached hereto as Schedule 3 are all supplements to Schedules 5.08(b), 5.12 and 5.16 to the Credit Agreement, so that the related representations and warranties would be true and correct if made as of the date of this Certificate.

6. If this Certificate is being delivered in connection with financial statements referred to in Section 6.01(a) of the Credit Agreement, attached hereto as Schedule 4 are all supplements to Schedules I through VI of the Security Agreement, to the extent such schedules that were delivered at the Closing Date or with a periodic Compliance Certificate are inaccurate.”

(d) Section 7(c) of the Security Agreement is hereby amended by amending and restating it in its entirety as follows:

“(c) At the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 6.01(a) of the Credit Agreement, the Borrower shall update Schedules I through VI of this Agreement with any changes since the Closing Date or the delivery of a previous quarterly or annual financial statements, as applicable, or confirm that there have been no such changes during such period.”

SECTION 3. Conditions of Effectiveness of this Second Amendment. This Second Amendment shall become effective on the date when the following conditions shall have been satisfied (or waived in the sole discretion of the Designated 2014 Specified Refinancing Term Lender) (such date, the “Second Amendment Effective Date”):

(a) the Borrowers, U.S. Holdings, Holdings, the Administrative Agent, the Collateral Agent, the Designated 2014 Specified Refinancing Term Lender and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to Cahill Gordon & Reindel LLP, counsel to the Administrative Agent;

(b) the Borrowers shall have paid, by wire transfer of immediately available funds, (i) to the Administrative Agent, all fees payable pursuant to any fee letter related to this Amendment between the Borrowers and Administrative Agent, (ii) all expenses due to the Administrative Agent, the Arrangers and the Lenders required to be paid on the Second Amendment Effective Date (including expenses required to be paid pursuant to Section 4 below) and (iii) to the Administrative Agent, for the ratable account of each Existing Lender, all accrued but unpaid interest on the Refinanced Term Loans through the Second Amendment Effective Date;

(c) on the Second Amendment Effective Date and after giving effect to this Second Amendment and the incurrence of the 2014 Specified Refinancing Term Loans, (i) no Default or Event of Default shall have occurred and be continuing and (ii) all representations and warranties of the Borrowers and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that the representations and warranties contained in Sections 5.05(a) and 5.05(b) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively;

(d) the Administrative Agent shall have received from the U.S. Borrower, acting in its capacity as Borrower Representative, a certificate executed by a Responsible Officer of the U.S. Borrower, acting in its capacity as Borrower Representative, certifying compliance with the requirements of preceding clause (c);

(e) the Administrative Agent shall have received from the chief financial officer or manager of each of the Dutch Borrower and the U.S. Borrower (in each case on a consolidated basis) a solvency certificate (after giving effect to the incurrence of the 2014 Specified Refinancing Term Loans on the Second Amendment Effective Date and the application of the proceeds thereof) substantially in the form of the solvency certificate delivered on the Closing Date pursuant to Section 4.01(a)(vii) of the Credit Agreement;

(f) the Administrative Agent shall have received the Acknowledgment and Confirmation, substantially in the form of Exhibit B hereto, executed and delivered by an authorized officer of each of the Borrowers and each other Loan Party;

(g) there shall have been delivered to the Administrative Agent (A) copies of resolutions of the board of directors of the Borrowers and Holdings approving and authorizing the execution, delivery and performance of amendments to the Credit Agreement, certified as of the Second Amendment Effective Date by a Responsible Officer as being in full force and effect without modification or amendment and (B) good standing certificates, or the equivalent thereof, for the Borrowers, U.S. Holdings and Holdings from the jurisdiction in which they are organized; and

(h) the Administrative Agent shall have received opinions from Latham & Watkins LLP, special legal counsel to the Borrowers and Holdings, addressed to the Administrative Agent, the Collateral Agent, the 2014 Specified Refinancing Term Lenders and the other Lenders, in form and substance reasonably satisfactory to the Administrative Agent.

(i) the Administrative Agent shall have received opinions from Clifford Chance LLP, Dutch counsel to the Administrative Agent, addressed to the Administrative Agent, the Collateral Agent, the 2014 Specified Refinancing Term Lenders and the other Lenders, in form and substance reasonably satisfactory to the Administrative Agent.

(j) The Administrative Agent shall have received a Request for Credit Extension not later than the Business Day prior to the date of the proposed Credit Extension.

(k) To the extent requested by a 2014 Specified Refinancing Term Lender in writing not less than five (5) Business Days prior to the Amendment No. 2 Effective Date, the Administrative Agent shall have received, prior to the effectiveness of this Amendment, all documentation and other information with respect to the Borrowers required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

SECTION 4. Costs and Expenses. Each of the Loan Parties hereby reconfirms its obligations pursuant to Section 10.04 of the Credit Agreement to pay and reimburse the Administrative Agent for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Second Amendment and all other documents and instruments delivered in connection herewith.

SECTION 5. Remedies. This Second Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 6. Representations and Warranties. To induce the Administrative Agent and the 2014 Specified Refinancing Term Lenders to enter into this Second Amendment, each of the Loan Parties party hereto represents and warrants to the Administrative Agent and the 2014 Specified Refinancing Term Lenders on and as of the Second Amendment Effective Date that, in each case:

(a) this Second Amendment has been duly authorized, executed and delivered by it and each of this Second Amendment and the Credit Agreement constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or limiting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and (ii) the need for filings and registrations necessary to create or perfect the Liens on Collateral granted by the Loan Parties in favor of the Collateral Agent; and

(b) no Default or Event of Default exists as of the Second Amendment Effective Date, both immediately before and after giving effect to this Second Amendment.

SECTION 7. Consent. Each of the Borrowers hereby consents to the assignment of any Refinanced Term Loans to any 2014 Specified Refinancing Term Lender specifically identified to the Borrowers.

SECTION 8. Post-Effectiveness Undertakings.

(a) On or prior to the 30th day following the Second Amendment Effective Date (as such date may be extended by the Administrative Agent in its reasonable discretion), Holdings shall ensure that the Collateral Documents listed on Schedule I hereto are entered into and, in connection therewith, cause the delivery of such agreements and instruments that may be required by such Collateral Documents and such certifications and legal opinions as reasonably requested by the Collateral Agent.

SECTION 9. Reference to and Effect on the Credit Agreement and the Loan Documents.

(a) On and after the Second Amendment Effective Date, (i) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Second Amendment; (ii) the 2014 Specified Refinancing Term Loans shall constitute “Term Loans” and “Specified Refinancing Term Loans” for all purposes under the Credit Agreement; (iii) each 2014 Specified Refinancing Term Lender shall constitute a “Term Lender” as defined in the Credit Agreement; and (iv) each 2014 Specified Refinancing Term Loan Commitment shall constitute a “Term Commitment” as defined in the Credit Agreement.

(b) The Credit Agreement and each of the other Loan Documents, as specifically amended by this Second Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Second Amendment.

(c) The execution, delivery and effectiveness of this Second Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 10. Governing Law; Jurisdiction; Etc. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. IN ADDITION, THE PROVISIONS OF SECTIONS 10.15(b) and (c) AND SECTIONS 10.16 AND 10.17 OF THE CREDIT AGREEMENT SHALL BE DEEMED TO BE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.

SECTION 11. Counterparts. This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the U.S. Borrower and the Administrative Agent.

SECTION 12. Electronic Execution. The words “execution,” “signed,” “signature,” and words of like import in this Second Amendment or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first above written.

AXALTA COATING SYSTEMS DUTCH HOLDING A B.V., as Holdings

By:	/s/ Marco Besseling
	Name:	Marco Besseling
	Title:	Managing Director A

By:	/s/ Annemiek van Leuven
	Name:	Annemiek van Leuven
	Title:	Managing Director B

AXALTA COATING SYSTEMS DUTCH HOLDING B B.V., as Dutch Borrower

By:	/s/ Marco Besseling
	Name:	Marco Besseling
	Title:	Managing Director A

By:	/s/ Annemiek van Leuven
	Name:	Annemiek van Leuven
	Title:	Managing Director B

Signature Page to Second Amendment to Axalta Credit Agreement

AXALTA COATING SYSTEMS U.S., INC., as U.S. Holdings

By:	/s/ Robert W. Bryant
	Name:	Robert W. Bryant
	Title:	Executive Vice President & Chief Financial Officer

AXALTA COATING SYSTEMS U.S. HOLDINGS, INC., as U.S. Borrower

By:	/s/ Robert W. Bryant
	Name:	Robert W. Bryant
	Title:	Executive Vice President & Chief Financial Officer

Signature Page to Second Amendment to Axalta Credit Agreement

BARCLAYS BANK PLC, as Administrative Agent, Collateral Agent, 2014 Specified Refinancing Term Lender and Designated 2014 Specified Refinancing Term Lender

By:	/s/ Vanessa A. Kurbatskiy
	Name:	Vanessa A. Kurbatskiy
	Title:	Vice President

Signature Page to Second Amendment to Axalta Credit Agreement